                                                                   Exhibit 99.1


                       TECHNOLOGY INVESTMENT CAPITAL CORP.
                         8 Sound Shore Drive, Suite 255
                               Greenwich, CT 06830
                     Tel: (203) 983-5275 Fax: (203) 983-5290


                   TICC ANNOUNCES $10 MILLION TRANSACTION WITH
                       LEADING SHARED WEB HOSTING COMPANY


Greenwich, CT - 07/26/2004 - Technology Investment Capital Corp. (NASDAQ: TICC) announced today that it has completed a $10 million debt transaction with a leading, private equity-backed provider of shared web hosting solutions and other online products and services to small businesses. TICC's investment consists of $7 million of senior secured notes with warrants and a commitment for an additional $3 million of senior notes and warrants as the company achieves certain milestones.

ABOUT TECHNOLOGY INVESTMENT CAPITAL CORP.
We are a publicly-traded business development company principally engaged in providing capital to small to mid-size technology-related companies. While the structures of our financings vary, we look to invest primarily in the debt of established technology-related businesses. Companies interested in learning more about financing opportunities should contact Barry Osherow at (203) 661-9572 or visit our website at www.ticc.com.
                     -------------

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipates," "expects," "estimates" and similar expressions) should also be considered to be forward-looking statements. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements. These factors are identified from time to time in our filings with the Securities and Exchange Commission. We undertake no obligation to update such statements to reflect subsequent events.